Exhibit 10.30



                       ASSIGNMENT AND ASSUMPTION AGREEMENT


This Assignment and Assumption Agreement (the "Agreement") is entered into as of the 31st day December, 1996, between SEITEL GEOPHYSICAL, INC., dba, Eagle Geophysical ("Assignor") a Delaware corporation, with its principal place of business at 50 Briar Hollow Lane West, 7th Floor, Houston, Texas 77027 and EAGLE GEOPHYSICAL, INC. ("Assignee"), a Delaware corporation, with its principal place of business at 50 Briar Hollow Lane West, 7th Floor, Houston, Texas 77027.

                                    RECITALS

A. Assignor, as Lessee, has entered into a Master Equipment Lease Agreement, dated May 20, 1994, and the respective schedules, amendments, and addendums thereto, (collectively referred to herein as the 'Lease') with MetLife Capital, Limited Partnership, a Delaware limited partnership ("MetLife"), as Lessor, whereby Assignor has leased from MetLife: Opseis Eagle Recording System and Ancillary Equipment; Opseis Eagle Telemetry Seismic Data Acquisition System; ATV's, Engine and Generator, Three 1994 Circle M Utility Trailers; One Spectrum Analyzer with Cables; Cable Strings Land/Marsh; MGA with hardware, Geophone Analyzer Test Equipment; Multiple Cables, all more fully described in the attached copies of the Lease documents herein as Exhibit "A" (the "Equipment"). Terms used in the agreement are, unless defined herein, used as defined in the Lease.

B. Lease documents attached as Exhibit "A", herein incorporated by this reference, are as follows: Master Equipment Lease Agreement dated 5/20/94; Addendum No. One dated 5/20/94; Amendment No. One dated 5/20/94; Amendment No. Two dated 9/16/94; Request to Purchase Addendum No. One dated 5/20/94 as amended by Amendment No. One dated 5/20/94 and Amendment No. Two dated 9/16/94; Request to Purchase Addendum No. Two dated 5/20/94 as amended by Amendment No. One dated 5/20/94 and Amendment No. Two dated 9/16/94; Lease Closing Schedules 001, 002, 003, 004, 005, 006, 007, and 008 dated 7/29/94,
     7/7/94,  7/7/94,   7/25/94,   7/25/94,   7/29/94,   7/29/94,  and  9/19/94,
     consecutively; and the 9/16/94 Letter of Correction (collectively referred to herein as "the Lease").

C. The Assignor wishes to assign to the Assignee, and the Assignee wishes to accept an assignment from the Assignor, of the Assignor's right, title and interest in and to the Lease.

D. Pursuant to the terms of the Lease, MetLife's consent to the assignment of Assignor's interest in the Lease is required. One of the conditions to MetLife's willingness to give that consent is that the parties enter into the covenants and make the representations and warranties set forth in this Agreement.

NOW, THEREFORE, The parties agree as follows:

1.   Assignment and Assumption.
     Assignor hereby sells, assigns, transfers and sets over unto Assignee and unto Assignee's successors and assigns, all right, title, and interest of Assignor under, in and to the Lease. The Assignee hereby assumes, and covenants with Assignor and MetLife to perform fully, all the duties of the Assignor under the Lease. It is expressly understood and agreed that Assignee assumes all such obligations notwithstanding the fact that some of such obligations may have accrued prior to the date hereof.

2. Representations and Warranties of Assignee and Assignor. Assignee and Assignor represent and warrant individually and respectively as applicable, to MetLife as follows:

     a. The Assignee is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Assignee and the Assignor, does not require any stockholder approval, or approval or consent of any general or limited partner, trustee or holders of any indebtedness or obligations of the Assignee or Assignor except such as have been duly obtained and does not and will not contravene any law, judgment, governmental rule, regulation or order applicable to or binding on the Assignee or Assignor or any of their subsidiaries or the certificates of incorporation or bylaws of the Assignee or Assignor or any of their subsidiaries or contravene the provisions of, or constitute a default under, or result in the creation of any lien (other than as permitted under the Lease) upon the property of the Assignee or Assignor under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or agreement or instrument, or other contract or agreement to which the Assignee or Assignor or any of their subsidiaries are a party or by which they or any of their subsidiaries may be bound or affected;

     b.   This agreement  constitutes the legal, valid and binding obligation of
          the  Assignee  and  Assignor   enforceable  against  said  parties  in
          accordance with its terms;

     c. Except for the filings and recordings consummated at the time of execution of the Lease and except for the filing and recording of this Agreement, no further action, including any filing or recording of any document, is necessary or advisable in order to establish and protect MetLife's title to and interest in the Equipment as against the Assignee, the Assignor, and any third parties in any applicable jurisdictions in the United States.

3.   Assignors Continuing Obligation and Guaranty.
     Assignor covenants with MetLife that notwithstanding its assignment of the Lease to the Assignee, Assignor will duly and punctually perform and observe each and every obligation, covenant, representation, warranty and agreement to be performed and observed by the Lessee under the provisions of the Lease, notwithstanding the fact that Assignee is similarly obligated by the terms of this Agreement to perform or observe those obligations, covenants, representations or warranties of Lessee arising pursuant to the terms of the Lease; provided, however, that Assignor shall have no obligation hereunder to make any payment to MetLife required by any Lease provision to the extent that Assignee has satisfied the obligations of the Lessee arising pursuant to such Lease provision. Except as expressly set forth in the preceding sentence, Assignor is not released in any respect from its obligations to MetLife arising under the Lease or related documents. The Assignor hereby acknowledges and consents that MetLife may agree with the Assignee to extend the time for making payments for any or all of the amounts due or to become due under the Lease and documents executed in conjunction therewith or that the Lease and documents in conjunction therewith may be changed in any manner at the option of said Assignee and without Assignor's consent and that Assignor's obligation to perform in accordance with this Paragraph 3 shall extend to such agreements as changed in the same manner as if such changes had been part of the agreements as originally executed and delivered.

     The Assignor hereby absolutely and unconditionally guarantees to MetLife the full and timely performance by the Assignee of all obligations whatsoever which the Assignee has incurred or is under or which the Assignee may at any time incur or be under to MetLife pursuant to or in connection with any of the transactions contemplated by the Lease and this Agreement; including but not limited to all obligations of the Assignee for the payment of money whether by reason of covenant, indemnity, breach of warranty or otherwise. MetLife shall not be bound to exhaust their recourse nor to take any other action against the Assignee or other parties or on any collateral they may hold before being entitled to payment by the Assignor of all amounts hereby guaranteed. The Assignor specifically agrees that it shall not be necessary or required in order to enforce the obligations of the Assignor hereunder that there be, and specifically waives: notice of performance or nonperformance of the Lease; demand of payment from the Assignee; presentment for payment upon Assignee or the making of any protest; notice of the amount of guaranteed obligations outstanding at any time; notice of nonpayment or failure to perform on the part of the Assignee; and any other circumstances which might otherwise constitute a legal or equitable defense or discharge of a Guarantor.

4.   Financial Data.
     During the term of this Agreement, Assignee will furnish to MetLife and will cause any guarantor of Assignee's obligations to furnish to MetLife on request (i) annual balance sheet and profit and loss statements prepared in accordance with generally accepted accounting principles and practices consistently applied and, if MetLife so requires, accompanied by the annual audit report of an independent certified public accountant reasonably acceptable to MetLife, and (ii) all other financial information and reports that MetLife may from time to time reasonably request, including, if MetLife so requires, income tax returns of Assignee and any guarantor of Assignee's obligations hereunder.

     Assignee shall, from time to time, furnish all such information as MetLife may reasonably request concerning Assignee and its affairs and shall execute and deliver such documents and perform all such other acts that MetLife may reasonably request in order to carry out any transactions contemplated by this Agreement.

5.   Miscellaneous.
     This Agreement may not be amended without the express written consent of MetLife. This Agreement supersedes all prior agreements between the parties relating to the assignment from Assignor to Assignee of the Assignor's interest in the Lease or the Equipment.

6.   Counterparts.
     This Agreement may be signed in any number of counterparts required for the convenience of the parties, all of which when taken together shall form one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


ASSIGNOR:

SEITEL GEOPHYSICAL, INC., dba EAGLE GEOPHYSICAL

By     /s/ Jay N. Silverman
       ----------------------------------------------------
Its    President
       ----------------------------------------------------
By     /s/ Marcia Kendrick
       ----------------------------------------------------
Its    Assistant Secretary
       ----------------------------------------------------


ASSIGNEE:

EAGLE GEOPHYSICAL, INC.

By     /s/ Jay N. Silverman
       ----------------------------------------------------
Its    President
       ----------------------------------------------------
By     /s/ Marcia Kendrick
       ----------------------------------------------------
Its    Assistant Secretary
       ----------------------------------------------------


                               CONSENT OF METLIFE

On the terms and conditions set forth above, MetLife Capital, Limited Partnership hereby consents to the assignment by SEITEL GEOPHYSICAL INC., dba Eagle Geophysical of its interest under the Lease described above to EAGLE GEOPHYSICAL, INC. dated this 30th day of December, 1996.

METLIFE CAPITAL, LIMITED PARTNERSHIP

By     MetLife Capital Corporation
Its    General Partner
By     /s/Judy Johnston
       ----------------------------------------------------
Its    Vice President